Exhibit 99.1

Rogers Announces Changes to Board of Directors
Donna Costello appointed Director; Ganesh Moorthy retired from Board
Chandler, Arizona, January 17, 2024: Rogers Corporation (NYSE: ROG) (“Rogers”) announced today that it has appointed Donna M. Costello as an independent member of the Company’s Board of Directors and as a member of the Board’s Audit Committee, effective January 13, 2024. Ms. Costello replaces Ganesh Moorthy, who has stepped down from the Company’s Board following more than ten years of service. Following these changes, the Board continues to be composed of nine members, eight of whom are independent.
“We are excited to welcome Donna to the Rogers Board. She brings extensive executive-level financial expertise and nearly two decades of experience at global technology and specialty materials companies,” said Peter Wallace, Chair of the Board. “We look forward to Donna’s contributions and insights as we continue to execute our strategy to deliver long-term shareholder value.”
Mr. Wallace added: “On behalf of the entire Board, I’d like to thank Ganesh for his leadership and the impact he had on Rogers during his tenure. The Company has benefited greatly from his contributions over the years.”
About Donna Costello
Ms. Costello has extensive experience in corporate finance, technical financial management, risk management and audit. She most recently served as Chief Financial Officer of C&D Technologies, Inc., a global leader in energy storage solutions and services for the telecommunications, utility, uninterruptible power supply, cable, broadband, and renewable energy markets. Previously, she served as CFO and Vice President as well as Controller and Chief Accounting Officer at Sequa Corporation, which, through its subsidiary Chromalloy, is a global technology company and a leading solutions provider for aircraft engines and gas turbines. Earlier in her career, Ms. Costello held the role of Senior Manager with Arthur Andersen, LLP.
Ms. Costello currently serves on the Board of CTS Corporation. She previously served on the Board of Neenah, Inc., a global manufacturer of specialty materials, as Chair of the Audit Committee and as a member of the Compensation Committee. She also served on the Board of Horizon Global Corporation, a towing and trailering equipment producer, as a member of the Audit Committee.
About Rogers Corporation
Rogers Corporation (NYSE:ROG) is a global leader in engineered materials to power, protect and connect our world. Rogers delivers innovative solutions to help our customers solve their toughest material challenges. Rogers’ advanced electronic and elastomeric materials are used in applications for EV/HEV, automotive safety and radar systems, mobile devices, renewable energy, wireless infrastructure, energy-efficient motor drives, industrial equipment and more. Headquartered in Chandler, Arizona, Rogers operates manufacturing facilities in the United States, Asia and Europe, with sales offices worldwide. For more information, visit www.rogerscorp.com.
Safe Harbor Statement
Statements included in this release that are not a description of historical facts are forward-looking statements. Words or phrases such as “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would” or similar expressions are intended to identify forward-looking statements, and are based on Rogers’ current beliefs and expectations. This release contains forward-looking statements regarding our plans, objectives, outlook, goals, strategies, future events, future net sales or performance, capital expenditures, future restructuring, plans or intentions relating to expansions, business trends and other information that is not historical information. All forward-looking statements are based upon information available to us on the date of this release and are subject to risks, uncertainties and other factors, many of which are outside of our control, which could cause actual results to differ materially from those indicated by the forward-looking statements. For additional information about the risks, uncertainties, and other factors that may affect our business, please see our most recent annual report on Form 10-K and any subsequent reports filed with the Securities and Exchange Commission, including quarterly reports on Form 10-Q. Rogers Corporation assumes no responsibility to update any forward-looking statements contained herein except as required by law.

Media Contact:
Amy Kweder
Senior Director, Corporate Communications
Phone: 480.203.0058
Email: amy.kweder@rogerscorporation.com

Investor Contact:
Steve Haymore
Senior Director, Investor Relations
Phone: 480.917.6026
Email: stephen.haymore@rogerscorporation.com